                                                                    EXHIBIT 23.3


             (ALEX SHESHUNOFF & CO. INVESTMENT BANKING LETTERHEAD)


              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4/A of BancTrust Financial Group, Inc. of our updated opinion, dated August 6, 2003 with respect to the merger of BancTrust Financial Group, Inc. and CommerceSouth Inc., and to our firm, respectively, included in the Registration Statement No. 333-108295 of BancTrust Financial Group, Inc. and to the inclusion of such opinion as an annex to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                ALEX SHESHUNOFF & CO.
                                                 INVESTMENT BANKING

                                                /s/ ALEX SHESHUNOFF & CO.
                                                    INVESTMENT BANKING, L.P.




AUSTIN, TX
October 31, 2003